Exhibit 5.2

Gibson, Dunn & Crutcher LLP

2100 McKinney Avenue Dallas, TX 75201-6912 Tel 214.698.3100 www.gibsondunn.com

August 19, 2019

Penn Virginia Corporation

16285 Park Ten Place, Suite 500

Houston, Texas 77084

Re:	Penn Virginia Corporation Post-Effective Amendment No. 1 to Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) of Penn Virginia Corporation, a Virginia corporation (the “Company”), filed on October 5, 2016, with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to 749,600 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), available for issuance under the Penn Virginia Corporation 2016 Management Incentive Plan (the “2016 Plan”). Pursuant to the terms of the Penn Virginia Corporation 2019 Management Incentive Plan (the “2019 Plan”), up to 634,339 Shares (such Shares, the “Rollover Shares”) that remain available for grant under the 2016 Plan as of July 31, 2019 or that remain subject to outstanding awards under the 2016 Plan as of July 31, 2019 that on or after such date may be forfeited, terminated, expire or otherwise lapse without being exercised (to the extent applicable) or may be settled in cash, and that will be available for issuance under the 2019 Plan. We have examined the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be filed with the Commission pursuant to the Securities Act in connection with the offering by the Company of such Rollover Shares that may become available for issuance under the 2019 Plan.

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the 2016 Plan, the 2019 Plan and such other documents, corporate records of the Company, certificates of officers of the Company and of public officials and other documents as we have deemed necessary or advisable to enable us to render this opinion. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have also assumed that there are no agreements or understandings between or among the Company and any participants in the 2019 Plan that would expand, modify or otherwise affect the terms of the 2019 Plan or the respective rights or obligations of the participants thereunder. Finally, we have assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.

Based upon the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that the Rollover Shares, when issued and sold in accordance with the terms set forth in the 2019 Plan and against payment therefor, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and non-assessable.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the Virginia Stock Corporation Act (the “VSCA”). This opinion is limited to the effect of the current state of the VSCA and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such law or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson Dunn & Crutcher LLP
Gibson Dunn & Crutcher LLP